UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12a

FERMI INC.

(Name of Registrant as Specified in Its Charter)

VICKSBURG INVESTMENTS MANAGEMENT LLC

TOBY R. NEUGEBAUER

MELISSA A. NEUGEBAUER 2020 TRUST

DAVID A. DAGLIO

CHARLES M. ELSON

SHEILA HOODA

JOHN T. JIMENEZ

JUAN A. PUJADAS

JANET YANG

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

Item 1: On June 26, 2026, Toby R. Neugebauer, together with the other participants named herein, issued a press release:

Texas Business Court Grants Neugebauer’s Motion for Expedited Discovery in Lawsuit filed by Fermi Seeking to Block Shareholder Accountability

After losing in federal court, Fermi Board pivots to Texas Business Court who grants Toby Neugebauer’s motion for expedited discovery pertaining to Fermi Board’s Bylaw Amendment imposing a 70% supermajority voting requirement to expand the size of the Board

Fermi will be required to provide documentation and testimony explaining rationale for its recent actions, including its opposition to a Special Meeting

Good governance is how we close tenants. It lowers our cost of capital.

DALLAS, June 26, 2026 /PRNewswire/ -- Toby Neugebauer, co-founder and largest shareholder of Fermi Inc. (“Fermi” or the “Company”), today issued the following statement in response to an order from the First Division of the Texas Business Court (the “Court”) granting Mr. Neugebauer’s emergency motion for expedited discovery pertaining to the Fermi Board’s attempts to suppress shareholder rights. After losing its motion in federal court related to a special meeting called for May 29, the Fermi Board — driven by board member and former Texas Governor Rick Perry who once touted himself as one of Texas’ most pro-business leaders —adopted bylaws that imposed a 70% supermajority requirement to expand the Board to elect new directors and brought claims in the Texas Business Court to obtain judicial clearance of the bylaws in order to block shareholder accountability. The board pivoted to the Texas Business Court in a bid to avoid scrutiny of its actions and block shareholders from learning the truth.

Fermi sought to have its lawsuit decided in the dark and without the Company having to provide any discovery or evidence regarding its claims. The Court’s decision firmly rejected Fermi’s efforts to litigate without explanation or proof. Mr. Neugebauer will now seek full discovery of the matters at issue, including relevant documents and depositions of the key players.

“This decision isn’t just a win for Fermi’s shareholders, it is a huge win in a landmark case for the entire pro-business state of Texas. At a time when the Texas Stock Exchange is gaining real momentum, businesses like SpaceX are incorporating and reincorporating here, and Fortune 100 companies are moving their headquarters to the Lone Star State, investors and shareholders want to ensure that a rogue board committee can’t vote themselves entrenched irreversible power.

This campaign has always been about restoring Texas-style good governance to Fermi to ensure that the shareholders – not an entrenched board – decide its future. Fermi’s current board has earned a reputation for unprecedented bad governance, with every decision denying shareholders a voice so that they can remain in control, directly impacting shareholder value.

First, they cancelled the Special Meeting. Then, the Board lost in federal court. Now they’re asking for 70% supermajority control — a threshold virtually impossible to reverse. I believe that this discovery will reveal critical information that will lead to the reversal of the 70% supermajority bylaws and allow shareholders to expand the Board and elect seven independent, highly-qualified directors. Shareholders deserve to hear the truth and I’m grateful that will finally come out.

And it further illustrates why we need a highly-qualified, independent board to bring Fermi into its next stage of growth. I strongly urge all shareholders to vote every GREEN card or GREEN voting instruction form by mail and ONLINE the moment they receive it to call for a Special Meeting to decide Fermi’s future,” said Toby Neugebauer.

Mr. Neugebauer’s definitive proxy materials can be found at UnlockFermiValue.com. For shareholders who have questions or require any assistance with providing their agent designation, please contact Saratoga, Mr. Neugebauer’s proxy solicitor, at (212) 257-1311 or (888) 368-0379 (toll-free) or by email at info@saratogaproxy.com.

Important Information

Toby Neugebauer and his affiliated entities, Vicksburg Investments Management LLC and Melissa A. Neugebauer 2020 Trust (collectively with Mr. Neugebauer, the “Fermi Founder Parties”), David A. Daglio, Charles M. Elson, John T. Jimenez, Janet Yang, Sheila Hooda and Juan A. Pujadas (collectively, the “Participants”) have filed a definitive proxy statement on Schedule 14A, accompanying GREEN agent designation card, and other relevant documents with the SEC in connection with the solicitation of agent designations for calling a special meeting of shareholders to be held as promptly as practicable (the “Special Meeting”).

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING THE GREEN AGENT DESIGNATION CARD, THAT HAVE BEEN OR WILL BE FILED BY THE PARTICIPANTS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE OR WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

Mr. Neugebauer beneficially owns 146,516,035 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), composed of (i) Vicksburg Investments Management LLC beneficially owns 44,656,376 shares of Common Stock, (ii) 94,359,659 shares of Common Stock beneficially owned by Melissa A. Neugebauer 2020 Trust, and (iii) 7,500,000 shares of Common Stock underlying restricted stock units held by Mr. Neugebauer that vested in connection with his termination without cause. As of the date hereof, none of the other Participants beneficially own any shares of Common Stock.

Item 2: On June 26, 2026, Toby R. Neugebauer posted the following material to LinkedIn:

Item 3: On June 26, 2026, Toby R. Neugebauer posted the following material to X (formerly known as Twitter):

Item 4: On June 28, 2026, Toby R. Neugebauer, together with the other participants named herein, issued a press release:

Toby Neugebauer to Host Town Hall Webinar Directly with Analysts Tuesday, June 30 as Shareholders are Owed Answers; If Perrys Can’t Accept Invitation, Neugebauer Pleased to Invite Fermi Co-President and COO, Jacobo Ortiz, to Answer for the Company

Webinar will be Tuesday, June 30 at 1:00 PM ET/ 12:00 PM CT/ 6:00 PM BST

Invites Jacobo Ortiz, who has been with Fermi since day one, is a Co-President and COO in the Office of the C-Suite of the Company, the opportunity to join the Town Hall webinar

Regardless, Neugebauer will face analysts’ tough questions live – as Fermi shareholders are owed an explanation

Shareholders and all interested parties are invited to attend and must preregister at the link provided below

DALLAS, June 29, 2026 /PRNewswire/ -- Toby Neugebauer, co-founder and largest shareholder of Fermi Inc. (“Fermi” or the “Company”), will host a Town Hall webinar directly with analysts who have covered Fermi on Tuesday, June 30, 2026, at 1:00 PM ET/ 12:00 PM CT/ 6:00 PM BST.

Assuming Governor Rick Perry and his son Griffin Perry can’t accept the invitation to discuss the past, present, and future of Fermi, Neugebauer invites the Company’s Co-President and Chief Operating Officer, Jacobo Ortiz, who has been with the Company since day one, to join on behalf of Fermi. Regardless, Neugebauer believes that stakeholders are owed answers and he will take live, unscripted questions from analysts who have covered Fermi in real time.

Neugebauer has called for an independent, banker-led strategic full value, risk-adjusted process to evaluate both tracks with full rigor. The current board has refused, instead spending critical liquidity tying progress up in court, while imposing a 70% supermajority requirement to expand the Board to elect new directors. On Friday, the Texas Business Court delivered another loss to the entrenched board, granting Mr. Neugebauer’s emergency motion for expedited discovery to ensure that anything done in the dark to suppress shareholder rights can come to light.

“I’m really disappointed that the Governor and his son have yet to accept my invitation to the Town Hall as Fermi stakeholders deserve to hear from the men who decided that massive disruption to a company they never helped build was in the best interest of its shareholders. Because I sincerely want both sides represented in this Town Hall, I’m inviting Jacobo Ortiz, who’s been with the Company since day one, to join me. Regardless, shareholders deserve absolute transparency and access to the facts so I will do the webinar directly with the analysts who know the Company best to address their questions openly, on the record, and in real time,” said Toby Neugebauer.

For analysts interested in asking live questions on the call, email: contact@unlockfermivalue.com.

For all shareholders and interested parties, preregister today at: https://www.webcaster5.com/Webcast/Page/3166/54223

Important Information

Toby Neugebauer and his affiliated entities, Vicksburg Investments Management LLC and Melissa A. Neugebauer 2020 Trust (collectively with Mr. Neugebauer, the “Fermi Founder Parties”), David A. Daglio, Charles M. Elson, John T. Jimenez, Janet Yang, Sheila Hooda and Juan A. Pujadas (collectively, the “Participants”) have filed a definitive proxy statement on Schedule 14A, accompanying GREEN agent designation card, and other relevant documents with the SEC in connection with the solicitation of agent designations for calling a special meeting of shareholders to be held as promptly as practicable (the “Special Meeting”).

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING THE GREEN AGENT DESIGNATION CARD, THAT HAVE BEEN OR WILL BE FILED BY THE PARTICIPANTS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE OR WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

Mr. Neugebauer beneficially owns 146,516,035 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), composed of (i) Vicksburg Investments Management LLC beneficially owns 44,656,376 shares of Common Stock, (ii) 94,359,659 shares of Common Stock beneficially owned by Melissa A. Neugebauer 2020 Trust, and (iii) 7,500,000 shares of Common Stock underlying restricted stock units held by Mr. Neugebauer that vested in connection with his termination without cause. As of the date hereof, none of the other Participants beneficially own any shares of Common Stock.

Item 5: On June 28, 2026, Toby R. Neugebauer posted the following material to LinkedIn:

Item 6: On June 28, 2026, Toby R. Neugebauer posted the following material to X (formerly known as Twitter):

Important Information

Toby Neugebauer and his affiliated entities, Vicksburg Investments Management LLC and Melissa A. Neugebauer 2020 Trust (collectively with Mr. Neugebauer, the “Fermi Founder Parties”), David A. Daglio, Charles M. Elson, John T. Jimenez, Janet Yang, Sheila Hooda and Juan A. Pujadas (collectively, the “Participants”) have filed a definitive proxy statement on Schedule 14A, accompanying GREEN agent designation card, and other relevant documents with the SEC in connection with the solicitation of agent designations for calling a special meeting of shareholders to be held as promptly as practicable (the “Special Meeting”).

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING THE GREEN AGENT DESIGNATION CARD, THAT HAVE BEEN OR WILL BE FILED BY THE PARTICIPANTS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE OR WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

Mr. Neugebauer beneficially owns 146,516,035 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), composed of (i) Vicksburg Investments Management LLC beneficially owns 44,656,376 shares of Common Stock, (ii) 94,359,659 shares of Common Stock beneficially owned by Melissa A. Neugebauer 2020 Trust, and (iii) 7,500,000 shares of Common Stock underlying restricted stock units held by Mr. Neugebauer that vested in connection with his termination without cause. As of the date hereof, none of the other Participants beneficially own any shares of Common Stock.

9